POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century California Tax-Free and Municipal Funds, hereinafter called the "Trust", and certain trustees and officers of the Trust, do hereby constitute and appoint George A. Rio, David C. Tucker, Douglas A. Paul, Charles A. Etherington, and Charles C.S. Park, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 18th day of December, 1998.

                                            AMERICAN CENTURY CALIFORNIA TAX-FREE
                                            AND MUNICIPAL FUNDS


                                            By:/s/George A. Rio, President
                                               George A. Rio, President

                               SIGNATURE AND TITLE

/s/George A. Rio                                     /s/Ronald J. Gilson
George A. Rio                                        Ronald J. Gilson
President, Principal Executive and Principal         Trustee
Financial Officer

/s/Maryanne Roepke                                    /s/Myron S. Scholes
Maryanne Roepke                                       Myron S. Scholes
Vice President and Treasurer                          Trustee


/s/James E. Stowers, III                              /s/Kenneth E. Scott
James E. Stowers, III                                 Kenneth E. Scott
Trustee                                               Trustee


/s/William M. Lyons                                   /s/Isaac Stein
William M. Lyons                                      Isaac Stein
Trustee                                               Trustee


/s/Albert A. Eisenstat                                /s/Jeanne D. Wohlers
Albert A. Eisenstat                                   Jeanne D. Wohlers
Trustee                                               Trustee

Attest:
By:/s/Douglas A. Paul
   Douglas A. Paul, Secretary